EXHIBIT 99.1
                                                                    ------------


                CHESAPEAKE ENERGY CORPORATION MAKES ANNOUNCEMENT
                      REGARDING SENIOR NOTES EXCHANGE OFFER

OKLAHOMA CITY, OKLAHOMA, DECEMBER 22, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today made an announcement regarding its pending exchange offer for up to $500 million aggregate principal amount of its 8.125% Senior Notes due 2011 (CUSIP # 165167AS6). Chesapeake said that, in light of its recent announcement regarding its pending acquisitions of $510 million of oil and gas properties, it will not consummate the exchange offer without extending the expiration date of the offer, as well as withdrawal rights, in order to give holders an opportunity to review the information related to the acquisitions.

Earlier today, Chesapeake announced that it has entered into agreements to acquire $510 million of Mid-Continent, Permian Basin and onshore Gulf Coast oil and natural gas assets. The acquisitions are expected to be fully closed by January 31, 2004, subject to satisfaction of customary closing conditions. The company announced that it anticipates financing these acquisitions using approximately 50% common equity and 50% short-term and/or long-term borrowings.

The exchange offer is scheduled to expire on December 29, 2003. Approximately $380 million in aggregate principal amount of the 2011 Notes have been tendered to date. A final determination regarding the exchange offer will be made and announced within the next few days.


THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFERING, SOLICITATION OR SALE WOULD BE UNLAWFUL. THIS PRESS RELEASE INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. ALTHOUGH WE BELIEVE THE EXPECTATIONS REFLECTED IN THESE AND OTHER FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THEY WILL PROVE TO HAVE BEEN CORRECT. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THIS INFORMATION.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT U.S. NATURAL GAS PRODUCERS. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT REGION OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.